Exhibit 99.1

EchoStar Announces Completion of the Spin-Off and Merger of its BSS Business

EchoStar Shareholders Entitled to Receive the Consideration in the Transaction Receive DISH Class A Common Stock, No Action Required

Englewood, CO, September 10, 2019 - EchoStar Corporation (NASDAQ:SATS) (“EchoStar”) announced today the completion of its previously announced spin-off and subsequent merger with DISH Network Corporation (NASDAQ:DISH) (“DISH”) of the portion of its business that manages, markets and provides (i) broadcast satellite services primarily to DISH, Dish Mexico, S. de R.L. de C.V. and their respective subsidiaries and (ii) telemetry, tracking and control services to satellites owned by DISH and a portion of EchoStar’s other businesses, and certain related assets and business operations (the “BSS Business”). The transaction was announced on May 20, 2019 and a record date of August 19, 2019 was announced on August 9, 2019. The transaction is structured in a manner intended to be tax-free to EchoStar and its stockholders.

Mike Dugan, President and CEO of EchoStar said: “The conclusion of this transaction enables EchoStar to focus on the growing broadband market and other strategic opportunities.”

Under the previously disclosed terms of the transaction, each holder of shares of Class A or Class B common stock of EchoStar who was entitled to receive the consideration in the transaction received one share of common stock of EchoStar BSS Corporation (“Newco”), a wholly-owned subsidiary of EchoStar that owned and operated the BSS Business as of the closing, for each share of EchoStar Class A or Class B common stock (together, the “EchoStar Common Stock”) held by such holder (the “Distribution”). Immediately following the completion of the Distribution, BSS Merger Sub Inc., a direct wholly-owned subsidiary of DISH was merged with and into Newco (the “Merger”), with Newco continuing as a wholly-owned subsidiary of DISH.

As a result of the Distribution and the Merger, in addition to retaining the shares of EchoStar common stock they currently own, each EchoStar stockholder who was entitled to receive the consideration in the transaction received 0.23523769 shares of DISH Class A common stock for each share of common stock of Newco they received in the Distribution. No fractional shares of DISH Class A common stock were issued in the Merger, and instead, EchoStar stockholders who were entitled to receive the consideration in the transaction will receive cash in lieu of any fractional shares of DISH Class A common stock.

No action is required by EchoStar stockholders to receive the shares of DISH Class A common stock they are entitled to in the Merger. EchoStar stockholders are not required to surrender their shares of EchoStar Common Stock or pay for any shares of DISH Class A common stock that they receive and will retain all of their shares of EchoStar Common Stock and their associated rights.

Two-Way trading for EchoStar and DISH Stock

EchoStar has been advised by Nasdaq that from the day following the record date for the Distribution until the close of business today, there have been two markets in EchoStar Class A common stock on the Nasdaq: a “regular way” market under the ticker “SATS” (where a stockholder sells both its shares of EchoStar Class A common stock and its right to shares of DISH Class A common stock that it received in connection with the closing of the Merger) and an “ex-distribution” market under the ticker “SATSV” (where a stockholder sells only its shares of EchoStar Class A common stock).  EchoStar has also been informed by Nasdaq that from the day following the record date until the close of business today an EchoStar stockholder can also continue to sell its right to DISH Class A common stock that it received in connection with the closing of the Merger under the Nasdaq ticker symbol “DISHV.”  Starting tomorrow, the “SATSV” and “DISHV” markets will be discontinued.  In all cases, investors are encouraged to consult with their financial advisors regarding the specific implications of any sales of EchoStar Class A common stock stock through the close of business today.

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About EchoStar

EchoStar Corporation (NASDAQ: SATS) is a premier global provider of satellite communications solutions. Headquartered in Englewood, Colo., and conducting business around the globe, EchoStar is a pioneer in secure communications technologies through its Hughes Network Systems and EchoStar Satellite Services business segments.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. The forward looking statements may include those regarding any matter set forth in this document or any of the exhibits incorporated herein. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward looking statements. Such factors include, but are not limited to, adverse effects on the market price of DISH’s Class A common stock, adverse effects on the market price of EchoStar’s Class A common stock and on EchoStar’s operating results for any reason, including, without limitation, because of a failure to realize the expected benefits of a transaction, significant transaction costs and/or unknown liabilities, any lawsuits filed in connection with a transaction and general economic and business conditions that affect EchoStar or DISH following the transaction. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions. For additional information on these and other factors that could affect EchoStar’s forward looking statements, see EchoStar’s filings with the SEC, including EchoStar’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q and other documents EchoStar files with the SEC from time to time. The forward looking statements speak only as of the date made, and EchoStar expressly disclaims any obligation to update these forward-looking statements.

Contacts:
EchoStar Investor Relations
Deepak Dutt
+1 (301) 428-1686
deepak.dutt@echostar.com

Terry Brown
+1 (303) 728-5179
Terry.Brown@echostar.com

EchoStar Corporate Communications
Sharyn Nerenberg
+1 (301) 428-7124
sharyn.nerenberg@echostar.com

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